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

                                  NSAR ITEM 77O

                              VKAC High Yield Fund
                               10f-3 Transactions

  UNDERWRITING #          UNDERWRITING             PURCHASED FROM         AMOUNT OF SHARES         % OF         DATE OF
                                                                             PURCHASED          UNDERWRITING    PURCHASE


         1                   PSI Net                    DLJ                  2,500,000              1.250%       10/28/98
         2                  Atlas Air              Bankers Trust             2,000,000              1.300%       11/13/98
         3              Rep of Argentina             JP Morgan               1,750,000              0.180%       11/18/98
         4              Oxford Automotive           Bear Stearns             2,750,000              6.880%       12/01/98
         5             Centennial Cellular         Merrill Lynch             1,750,000              0.470%       12/10/98
         6               Primus Telecom                Lehman                1,250,000              0.710%       01/22/99
         7           Fairchild Semiconducto             CSFB                 2,000,000              0.800%       03/29/99

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

                                 NSAR ITEM 770

                            VK Strategic Income Fund
                               10f-3 Transactions



      Underwriting #           Underwriting              Purchased From        Amount of Shares          % of            Date of
                                                                                   Purchased           Underwriting      Purchase


             1              Tyco International              JP Morgan              1,500,000              0.200%          06/04/98
                              Group, S.A. DRS
             2              Federal Mogul Corp.           Bear Stearns             1,000,000              0.100%          06/25/98
             3                  Associates                  Dresdner               7,000,000              0.050%          10/27/98
             4               Rep of Argentina               JP Morgan              1,250,000              0.130%          11/18/98
             5              Centennial Cellular           Merrill Lynch             250,000               0.060%          12/10/98
             6                Primus Telecom                 Lehman                 250,000               0.140%          01/22/99
             7            Fairchild Semiconducto              CSFB                 2,000,000              0.800%          03/29/99

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